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Exhibit 5.1

[GREENBERG TRAURIG, LLP LETTERHEAD]

John C. Kirkland
Tel. 310.586.7786
Fax 310.586.0286
KirklandJ@gtlaw.com

January 5, 2005

Board of Directors
Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA 91311-6104

Re:    Image Entertainment, Inc.

Gentlemen:

We have acted as counsel to Image Entertainment, Inc. (the "Company") in connection with in connection with the proposed registration of 3,689,047 shares, including shares underlying warrants, (the "Shares") of the Company's common stock, no par value (the "Common Stock"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") on January 7, 2005.

In so acting, we have examined the Registration Statement and copies of such corporate records, agreements, documents and instruments, and such certificates or comparable documents of public officials and governmental authorities and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied upon certifications or comparable representations of officers and representatives of the Company, and upon the representations and warranties of the parties contained in the purchase agreements for the Shares. We have further assumed the due authorization, execution and delivery of all agreements by the parties thereto.

Our representation of the Company is necessarily limited to such matters referred to us from time to time by representatives of the Company. Accordingly, we do not have and you should not infer from our representation of the Company in this particular instance that we have any knowledge of the Company's affairs or transactions other than as expressly set forth in this opinion letter.

The opinions contained in this opinion letter merely constitute expressions of our reasoned professional judgment regarding the matters of law addressed herein and neither are intended nor should they be construed as a prediction or guarantee that any court or other public or governmental authority will reach any particular result or conclusion as to the matters of law addressed herein.

Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that:

  1.
  The Company is a corporation validly existing and in good standing under the laws of the State of California.

  2.
  The Shares have been duly authorized, the Shares of Common Stock are, and the Shares underlying warrants upon issuance will be, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Matters." In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion.

                      Very truly yours,

                      /s/ GREENBERG TRAURIG

                      Greenberg Traurig, LLP

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  Exhibit 5.1